Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

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(Form Type)

AGRIFY CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c)	4,700,000	$0.22	$1,034,000	$147.60 per $1,000,000	$152.62

	Total Offering Amounts					$1,034,000		$152.62
	Total Fees Previously Paid							—
	Total Fee Offsets
	Net Fee Due							$152.62

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on $0.22, the average of the high and low sales prices of the Registrant’s common stock, as reported on the Nasdaq Capital Market on September 26, 2024.